Exhibit 99-a

For Immediate Release

BellSouth Reports Third Quarter Earnings

•	Continued growth in earnings per share
•	DSL customers total 3.4 million
•	Strong revenue growth and margins at Cingular
•	Cingular customers total 58.7 million

ATLANTA, Oct. 24, 2006 – BellSouth Corporation (NYSE: BLS) announced third quarter 2006 earnings per share (EPS) from continuing operations of 58 cents, up 31.8 percent compared to the third quarter of 2005. Normalized EPS from continuing operations of 65 cents increased 27.5 percent compared to the third quarter of 2005. A list of normalizing items is provided in the table below.

Normalized Results from Continuing Operations

Normalized results from continuing operations include BellSouth’s 40 percent proportionate share of Cingular’s revenues and expenses that are recognized as equity earnings for purposes of GAAP reporting. Normalized results exclude the impact of significant nonoperational or nonrecurring items.

Normalized operating income before depreciation and amortization (OIBDA) grew to $3.6 billion representing a 40.1 percent OIBDA margin. Revenue growth and cost containment drove OIBDA margin up 290 basis points year-over-year and 140 basis points sequentially. Normalized revenue increased 5.4 percent year-over-year driven by growth in wireless, wireline and yellow pages. Normalized revenues were nearly $9.0 billion for the third quarter of 2006. Normalized net income of $1.2 billion grew 25.8 percent compared to the third quarter of 2005.

Reported Results from Continuing Operations

For the third quarter of 2006, BellSouth’s consolidated reported revenues from continuing operations were $5.2 billion, up 2.9 percent compared to the same quarter of 2005. Income from continuing operations was approximately $1.1 billion, up 29.6 percent compared to the same quarter of the previous year.

For the third quarter of 2006, operating free cash flow (defined as net cash provided by operating activities less capital expenditures) was $976 million. Capital expenditures for the quarter were $730 million, a decline compared to the first and second quarters of 2006. Year-to-date capital expenditures were $2.8 billion and included $265 million in expenditures for Hurricane Katrina restoration efforts.

Proposed Merger with AT&T

On March 5, 2006, BellSouth and AT&T announced an agreement to merge the two companies in a combination that will create a more effective and efficient provider of communications services. BellSouth and AT&T firmly believe that no conditions on this merger are necessary for this combination to be a public benefit. Nevertheless, in response to an inquiry from the Federal Communications Commission staff, AT&T indicated that, in the interest of facilitating the speediest possible approval of the merger, it would not object to the imposition of certain merger conditions. The FCC has scheduled an open meeting for Nov. 3, 2006 to consider the merger in the event the Commission has not completed its review prior to that date.

Communications Group

In the third quarter of 2006, Communications Group revenues were $4.7 billion, a 2.4 percent increase over the third quarter of 2005. Adjusting for the one-time customer credits of $44 million issued during the third quarter of 2005, revenue growth was 1.4 percent. Revenue growth in mass-market broadband and long distance services and growth in emerging data services offset revenue declines from traditional access line services. Revenue growth, increased penetration in broadband and long distance services and continued focus on cost containment drove Communications Group operating margin to 25.7 percent, an increase of 340 basis points year-over-year and 80 basis points sequentially.

Network data revenues exceeded $1.3 billion, a 12.8 percent increase over the third quarter of 2005, due to improvements in both retail and wholesale data services. Retail data revenues grew 19.5 percent year-over-year driven by retail DSL revenues and continued momentum from emerging retail data services. Wholesale data revenues grew 3.3 percent as growth in wireless transport more than offset declines in general transport services.

During the third quarter, BellSouth added 176,000 new DSL customers, reaching a total of more than 3.4 million broadband DSL customers. The vast majority of new customers chose BellSouth’s higher speed offers -- FastAccess® DSL Xtreme and FastAccess® DSL Xtreme 6.0. Year-over-year the average revenue per unit on DSL was up slightly as improved customer mix offset revenue impacts from the discontinuance of regulatory recovery fees.

BellSouth customers continued to choose more services and save with multiple service discounts by adding long distance and DIRECTV® service to their BellSouth Answers® bundles. During the third quarter, BellSouth added 118,000 long distance subscribers. At the end of the third quarter, BellSouth served 7.6 million long distance customers representing approximately 63 percent of its mass-market customer base. Nearly 65,000 customers added DIRECTV® service to their bundle, resulting in a total of 756,000 customers who included DIRECTV® service in their BellSouth Answers® bundles.

As of Sept. 30, 2006, total access lines were 19.0 million down 6.9 percent year-over-year. For the quarter, total access lines declined 301,000. Retail residential access lines declined 135,000 reflecting losses to wireless substitution and cable telephony service. Retail small business access line gains were 20,000, offset by a decline in retail large business access lines of 13,000 lines. Wholesale lines declined 174,000 compared to June 30, 2006.

Cingular Wireless

Cingular Wireless was a significant contributor to BellSouth’s results with strong revenue growth and robust margin expansion. The nation’s largest wireless provider delivered strong customer growth, improved ARPU trends, and completed the integration of its GSM network.

During the quarter, Cingular added 1.4 million new customers, totaling 58.7 million customers at the end of September. Postpaid customer additions were 928,000. Overall monthly churn for the quarter was 1.8 percent and postpaid churn remained at 1.5 percent.

In the third quarter of 2006, Cingular's revenues were $9.6 billion, increasing 9.2 percent over the same quarter a year ago and up 3.6 percent sequentially. Service revenues, which exclude revenues from sales of handsets and accessories, were $8.7 billion up 12.2 percent year-over-year and 4.4 percent sequentially.

Cingular’s average revenue per user (ARPU) was $49.76. This compares to $49.65 in the same quarter last year and $48.84 in the second quarter of 2006. ARPU from data services continued its robust growth in the third quarter of 2006, increasing 46.0 percent to $6.32 year-over-year and up 9.5 percent sequentially.

For the third quarter of 2006, Cingular accelerated its margin improvement driven by operational improvements and successful merger integration activities. Normalized operating income before depreciation and amortization (OIBDA) margin was 35.6 percent, up 400 basis points compared to the third quarter of 2005 and up 300 basis points sequentially. This performance was driven by revenue acceleration from customer growth and ARPU stabilization coupled with operational and merger related synergies.

During the third quarter, Cingular completed its GSM network integration. With 45,000 cell sites around the country, customers benefit from improved coverage and call quality while the company benefits from lower churn. In addition, the company continued its aggressive deployment of 3G UMTS/HSDPA network throughout the country. The 3G service is available in 115 cities (with populations of 100 thousand or more) in and around 52 major markets in 28 states and the District of Columbia.

Advertising & Publishing

Advertising & Publishing maintained its momentum growing revenue 5.5 percent to $537 million. Adjusting for one-time customer credits issued in the third quarter 2005 for Hurricane Katrina, revenue growth was 4.1 percent. These results reflect continued market penetration of online advertising and growth in print advertising revenue. Operating margins were 45.6 percent for the third quarter of 2006.

Normalizing Items

For the third quarter of 2006, the difference between reported (GAAP) EPS from continuing operations and normalized EPS is shown in the following table. Full income statement reconciliation is included in the attached exhibits.

3Q06
GAAP Diluted EPS – Income from continuing operations	$0.58

Wireless merger integration costs	$0.02
Wireless merger intangible amortization	$0.04
AT&T Merger Costs	$0.01

Normalized Diluted EPS – Income from continuing operations	$0.65

Wireless merger integration costs – Represents BellSouth’s 40 percent share of wireless merger integration costs incurred in connection with the Cingular/AT&T Wireless merger. Integration costs include one-time cash outlays or specified non-cash charges, including accelerated depreciation, directly related to rationalization of the wireless network, sales distribution channels, the workforce, information technology systems and real estate.

Wireless merger intangible amortization – Represents BellSouth's 40 percent share of the non-cash amortization of intangibles, primarily customer lists that were created in Cingular's acquisition of AT&T Wireless.

AT&T Merger Costs – Represents specific deal-related costs directly associated with the pending merger with AT&T. Costs include legal and regulatory fees, costs of filing and printing the joint proxy statement and expense associated with employee retention awards.

About BellSouth Corporation

BellSouth Corporation is a Fortune 500 communications company headquartered in Atlanta, Georgia. BellSouth has joint control and 40 percent ownership of Cingular Wireless, the nation's largest wireless voice and data provider with 58.7 million customers.

Backed by award-winning customer service, BellSouth offers the most comprehensive and innovative package of voice and data services available in the market. Through BellSouth Answers®, residential and small business customers can bundle their local and long distance service with dial-up and high-speed DSL Internet access, satellite television and Cingular® Wireless service. For businesses, BellSouth provides secure, reliable local and long distance voice and data networking solutions. BellSouth also offers print and online directory advertising through The Real Yellow Pages® and YELLOWPAGES.COM™ from BellSouth.

BellSouth believes that diversity and fostering an inclusive environment are critical in maintaining a competitive advantage in today's global marketplace. More information about BellSouth can be found at http://www.bellsouth.com.

Further information about BellSouth and Cingular’s third quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and Investor News summarizing highlights of the quarter are available at www.bellsouth.com/investor starting today at 8 a.m. Eastern Time (ET).

BellSouth will host a conference call with investors today at 10 a.m. (ET).

Dial-in information for the conference call is as follows:

Domestic: 888-370-1863

International: 706-634-1735

The conference call will also be webcast live beginning at 10 a.m. (ET) on our Web site, www.bellsouth.com/investor. The webcast will be archived on our Web site.

A replay of the call will be available through Oct. 31, 2006, and can be accessed by dialing:

Domestic: 800-642-1687 - Conference ID: 7061516

International: 706-645-9291 - Conference ID: 7061516

For More Information Contact:

Brent Fowler, Media Relations, 404-249-2839

BellSouth Investor Relations, 800-241-3419

In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect our future results and could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (iv) unfavorable regulatory actions and (v) those factors contained in the Company's periodic reports.

Factors that could prevent or delay completion of the proposed merger with AT&T, could affect the future results of the merged company and could cause the merged company’s actual results to differ from those expressed in the forward-looking statements include: (i) our and AT&T’s ability to obtain governmental approvals of the proposed merger on the proposed terms and contemplated schedule; (ii) the risk that the businesses of AT&T and BellSouth will not be integrated successfully or as quickly as expected; (iii) the risk that the cost savings and any other synergies from the merger, including any savings and other synergies relating to the resulting sole ownership of Cingular Wireless LLC, may not be fully realized or may take longer to realize than expected; (iv) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (v) those factors contained in the proxy statement relating to the proposed merger filed with the SEC.

The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations web site, www.bellsouth.com/investor.

BellSouth Corporation
Consolidated Statements of Income - Reported Basis (unaudited)
(amounts in millions, except per share data)
Note to Readers: See Normalization Earnings Summary and Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.
						Year-to-Date
	3Q06	3Q05	Growth	2Q06	Growth	2006	2005	Growth

Operating Revenues
Communications group	$4,669	$4,558	2.4%	$4,647	0.5%	$13,969	$13,749	1.6%
Advertising and publishing	535	506	5.7%	543	-1.5%	1,581	1,521	3.9%
All other	14	8	75.0%	16	-12.5%	45	35	28.6%
Total Operating Revenues	5,218	5,072	2.9%	5,206	0.2%	15,595	15,305	1.9%
Operating Expenses
Cost of services and products	1,905	2,017	-5.6%	1,960	-2.8%	5,974	5,862	1.9%
Selling, general, & administrative expenses	967	996	-2.9%	970	-0.3%	2,868	2,833	1.2%
Depreciation and amortization	894	922	-3.0%	898	-0.4%	2,685	2,756	-2.6%
Provision for restructuring and asset impairments	7	166	*	73	*	72	181	*
Total Operating Expenses	3,773	4,101	-8.0%	3,901	-3.3%	11,599	11,632	-0.3%
Operating Income	1,445	971	48.8%	1,305	10.7%	3,996	3,673	8.8%
Interest Expense	302	274	10.2%	279	8.2%	860	850	1.2%
Other Income (Expense), net	432	512	-15.6%	280	54.3%	906	612	48.0%
Income from Continuing Operations before Income
Taxes	1,575	1,209	30.3%	1,306	20.6%	4,042	3,435	17.7%
Provision for Income Taxes	516	392	31.6%	419	23.2%	1,312	1,140	15.1%
Income from Continuing Operations	1,059	817	29.6%	887	19.4%	2,730	2,295	19.0%
Income (Loss) from Discontinued Operations, net of tax	-	-	*	-	*	-	381	*
Net Income	$1,059	$817	29.6%	$887	19.4%	$2,730	$2,676	2.0%
Diluted:
Weighted Average Common Shares Outstanding	1,822	1,836	-0.8%	1,813	0.5%	1,813	1,835	-1.2%
Earnings Per Share:
Income from Continuing Operations	$0.58	$0.44	31.8%	$0.49	18.4%	$1.51	$1.25	20.8%
Income from Discontinued Operations	$0.00	$0.00	*	$0.00	*	$0.00	$0.21	*
Net Income	$0.58	$0.44	31.8%	$0.49	18.4%	$1.51	$1.46	3.4%
* - Not meaningful.

Selected Financial and Operating Data

Operating income	$1,445	$971	48.8%	$1,305	10.7%	$3,996	$3,673	8.8%
Operating margin	27.7%	19.1%	860 bps	25.1%	260 bps	25.6%	24.0%	160 bps

Declared dividends per share	$0.29	$0.29	0.0%	$0.29	0.0%	$0.87	$0.85	2.4%

Capital expenditures excluding Hurricane Katrina	$730	$864	-15.5%	$821	-11.1%	$2,496	$2,443	2.2%
Total capital expenditures	$730	$886	-17.6%	$950	-23.2%	$2,761	$2,465	12.0%

Common shares outstanding	1,822	1,831	-0.5%	1,812	0.6%
Book value per share	$13.96	$13.28	5.1%	$13.56	2.9%

BellSouth Corporation
Consolidated Statements of Income - Normalized Basis (unaudited)
(amounts in millions, except per share data)

Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on pages 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Normalized results exclude discontinued operations from all periods. Certain reclassifications have been made to prior periods to conform to the current presentation.

						Year-to-Date
	3Q06	3Q05	Growth	2Q06	Growth	2006	2005	Growth

Operating Revenues
Communications group	$4,583	$4,480	2.3%	$4,569	0.3%	$13,726	$13,538	1.4%
Wireless	3,821	3,499	9.2%	3,687	3.6%	11,100	10,234	8.5%
Advertising and publishing	535	506	5.7%	543	-1.5%	1,581	1,521	3.9%
All other	15	9	66.7%	16	-6.3%	46	35	31.4%
Total Operating Revenues	8,954	8,494	5.4%	8,815	1.6%	26,453	25,328	4.4%
Operating Expenses
Cost of services and products	3,288	3,250	1.2%	3,360	-2.1%	10,041	9,749	3.0%
Selling, general, & administrative expenses	2,079	2,084	-0.2%	2,047	1.6%	6,163	6,234	-1.1%
Depreciation and amortization	1,377	1,343	2.5%	1,372	0.4%	4,103	4,080	0.6%
Total Operating Expenses	6,744	6,677	1.0%	6,779	-0.5%	20,307	20,063	1.2%
Operating Income	2,210	1,817	21.6%	2,036	8.5%	6,146	5,265	16.7%
Interest Expense	405	374	8.3%	379	6.9%	1,165	1,169	-0.3%
Other Income (Expense), net	57	38	50.0%	31	83.9%	111	170	-34.7%
Income Before Income Taxes	1,862	1,481	25.7%	1,688	10.3%	5,092	4,266	19.4%
Provision for Income Taxes	682	543	25.6%	606	12.5%	1,847	1,570	17.6%
Net Income	$1,180	$938	25.8%	$1,082	9.1%	$3,245	$2,696	20.4%
Diluted:
Weighted Average Common Shares Outstanding	1,822	1,836	-0.8%	1,813	0.5%	1,813	1,835	-1.2%
Earnings Per Share	$0.65	$0.51	27.5%	$0.60	8.3%	$1.79	$1.47	21.8%
* - Not meaningful.

Selected Financial and Operating Data

Operating income	$2,210	$1,817	21.6%	$2,036	8.5%	$6,146	$5,265	16.7%
Operating margin	24.7%	21.4%	330 bps	23.1%	160 bps	23.2%	20.8%	240 bps

Declared dividends per share	$0.29	$0.29	0.0%	$0.29	0.0%	$0.87	$0.85	2.4%

Capital expenditures excluding Hurricane Katrina	$730	$864	-15.5%	$821	-11.1%	$2,496	$2,443	2.2%
Total capital expenditures	$730	$886	-17.6%	$950	-23.2%	$2,761	$2,465	12.0%

Common shares outstanding	1,822	1,831	-0.5%	1,812	0.6%
Book value per share	$13.96	$13.28	5.1%	$13.56	2.9%
Total employees	59,745	63,049	-5.2%	61,284	-2.5%

BellSouth Corporation
Normalized Earnings Summary and Reconciliation to Reported Results
(amounts in millions, except per share data)
Third Quarter 2006				Normalizing Items
		Discon-	Contin-		Wireless	Wireless
		tinued	uing		Merger	Merger
		Opera-	Opera-		Integration	Intangible	AT&T Merger
		tions	tions	Cingular	Costs	Amortization	Costs
	GAAP	A	(GAAP-A)	B	C	D	H	Normalized

Operating Revenues	$5,218	$0	$5,218	$3,736	$0	$0	$0	$8,954
Operating Expenses	3,773	-	3,773	3,169	(55)	(126)	(17)	6,744
Operating Income	1,445	-	1,445	567	55	126	17	2,210
Interest Expense	302	-	302	103	-	-	-	405
Other Income (Expense), net	432	-	432	(375)	-	-	-	57
Income from Continuing Operations before Income Taxes	1,575	-	1,575	89	55	126	17	1,862
Provision for Income Taxes	516	-	516	89	22	51	4	682
Income from Continuing Operations	1,059	-	1,059	-	33	75	13	1,180
Income (Loss) from Discontinued Operations, net of tax	-	-	-	-	-	-	-	-
Net Income	$1,059	$0	$1,059	$0	$33	$75	$13	$1,180
Diluted Earnings Per Share	$0.58	$0.00	$0.58	$0.00	$0.02	$0.04	$0.01	$0.65

Year-to-Date 2006				Normalizing Items
		Discon-	Contin-		Wireless	Wireless
		tinued	uing		Merger	Merger	Hurricane-
		Opera-	Opera-		Integration	Intangible	related		AT&T Merger
		tions	tions	Cingular	Costs	Amortization	Expenses	Severance	Costs
	GAAP	A	(GAAP-A)	B	C	D	E	G	H	Normalized

Operating Revenues	$15,595	$0	$15,595	$10,858	$0	$0	$0	$0	$0	$26,453
Operating Expenses	11,599	-	11,599	9,562	(214)	(404)	(119)	(73)	(44)	20,307
Operating Income	3,996	-	3,996	1,296	214	404	119	73	44	6,146
Interest Expense	860	-	860	305	-	-	-	-	-	1,165
Other Income (Expense), net	906	-	906	(795)	-	-	-	-	-	111
Income from Continuing Operations before Income Taxes	4,042	-	4,042	196	214	404	119	73	44	5,092
Provision for Income Taxes	1,312	-	1,312	196	87	164	46	28	14	1,847
Income from Continuing Operations	2,730	-	2,730	-	127	240	73	45	30	3,245
Income (Loss) from Discontinued Operations, net of tax	-	-	-	-	-	-	-	-	-	-
Net Income	$2,730	$0	$2,730	$0	$127	$240	$73	$45	$30	$3,245
Diluted Earnings Per Share	$1.51	$0.00	$1.51	$0.00	$0.07	$0.13	$0.04	$0.02	$0.02	$1.79

BellSouth Corporation
Normalized Earnings Summary and Reconciliation to Reported Results
(amounts in millions, except per share data)
Third Quarter 2005				Normalizing Items
		Discon-	Contin-		Wireless	Wireless
		tinued	uing		Merger	Merger	Hurricane-	Debt
		Opera-	Opera-		Integration	Intangible	related	Exting.	Sale of
		tions	tions	Cingular	Costs	Amortization	Expenses	Costs	Cellcom
	GAAP	A	(GAAP-A)	B	C	D	E	F	I	Normalized

Operating Revenues	$5,072	$0	$5,072	$3,422	$0	$0	$0	$0	$0	$8,494
Operating Expenses	4,101	-	4,101	3,158	(96)	(158)	(328)	-	-	6,677
Operating Income	971	-	971	264	96	158	328	-	-	1,817
Interest Expense	274	-	274	100	-	-	-	-	-	374
Other Income (Expense), net	512	-	512	(123)	-	-	-	-	(351)	38
Income from Continuing Operations before Income Taxes	1,209	-	1,209	41	96	158	328	-	(351)	1,481
Provision for Income Taxes	392	-	392	41	40	65	128	-	(123)	543
Income from Continuing Operations	817	-	817	-	56	93	200	-	(228)	938
Income (Loss) from Discontinued Operations, net of tax	-	-	-	-	-	-	-	-	-	-
Net Income	$817	$0	$817	$0	$56	$93	$200	$0	($228)	$938
Diluted Earnings Per Share	$0.44	$0.00	$0.44	$0.00	$0.03	$0.05	$0.11	$0.00	($0.12)	$0.51

Year-to-Date 2005				Normalizing Items
		Discon-	Contin-		Wireless	Wireless
		tinued	uing		Merger	Merger	Hurricane-	Debt
		Opera-	Opera-		Integration	Intangible	related	Exting.	Sale of
		tions	tions	Cingular	Costs	Amortization	Expenses	Costs	Cellcom
	GAAP	A	(GAAP-A)	B	C	D	E	F	I	Normalized

Operating Revenues	$15,305	$0	$15,305	$10,023	$0	$0	$0	$0	$0	$25,328
Operating Expenses	11,632	-	11,632	9,511	(219)	(533)	(328)	-	-	20,063
Operating Income	3,673	-	3,673	512	219	533	328	-	-	5,265
Interest Expense	850	-	850	319	-	-	-	-	-	1,169
Other Income (Expense), net	612	-	612	(133)	-	-	-	42	(351)	170
Income from Continuing Operations before Income Taxes	3,435	-	3,435	60	219	533	328	42	(351)	4,266
Provision for Income Taxes	1,140	-	1,140	60	100	249	128	16	(123)	1,570
Income from Continuing Operations	2,295	-	2,295	-	119	284	200	26	(228)	2,696
Income (Loss) from Discontinued Operations, net of tax	381	(381)	-	-	-	-	-	-	-	-
Net Income	$2,676	($381)	$2,295	$0	$119	$284	$200	$26	($228)	$2,696
Diluted Earnings Per Share *	$1.46	($0.21)	$1.25	$0.00	$0.06	$0.15	$0.11	$0.01	($0.12)	$1.47
* Normalized earnings per share for year-to-date 2005 does not sum due to rounding.

BellSouth Corporation
Notes to Normalized Financial and Operating Data (pages 3 and 4)
(amounts in millions, except per share data)

Our normalized earnings have been adjusted for the following:

(a)

Discontinued Operations - In March 2004, we announced our intention to sell our 10 Latin American properties. Accordingly, results of the Latin American operations are shown as Discontinued Operations and thus excluded from normalized results. The year-to-date 2005 results include an after-tax gain of $390 related to the final 2 properties that were closed in January.

(b)

The periods presented have been adjusted to include our 40% proportional share of Cingular Wireless' operating results, net of eliminations for amounts charged by other BellSouth companies to Cingular.

(c)

Wireless Merger Integration Costs – Represents BellSouth’s 40% share of wireless merger integration costs incurred in connection with the Cingular/AT&T Wireless merger. Integration costs include one-time cash outlays or specified non-cash charges, including accelerated depreciation, directly related to rationalization of the wireless network, sales distribution channels, the workforce, information technology systems and real estate.

(d)

Wireless Merger Intangible Amortization – Represents BellSouth’s 40% share of the non-cash amortization of intangibles, primarily customer lists, that were created in Cingular’s acquisition of AT&T Wireless.

(e)

Hurricane Katrina-related Expenses - Represents incremental labor and material costs primarily related to service restoration and network repairs in BellSouth's wireline business. These expenses have been reduced by partial insurance recoveries during the 1st and 2nd quarters of 2006.

(f)

Debt Extinguishment Costs - Represents one-time expenses associated with the early extinguishment of $400 of long-term debt in the 1st quarter of 2005 and one-time expenses associated with the early extinguishment of $300 of long-term debt in the 2nd quarter of 2005.

(g) Severance – Represents the net severance-related costs recorded in the 2nd quarter of 2006 associated with voluntary management workforce reductions.

(h)

AT&T Merger Costs – Represents specific deal-related costs directly associated with the pending merger with AT&T. Costs include legal and regulatory fees, costs of filing and printing the joint proxy statement and expense associated with employee retention awards.

(i) Gain related to the sale of Cellcom, a cellular communications operator in Israel.

BellSouth Corporation
Consolidated Balance Sheets (unaudited)
(amounts in millions, except per share data)

	Sept. 30,	Dec. 31,	Change vs.	June 30,	Change vs.
	2006	2005	Prior Year	2006	Prior Quarter

Assets
Current Assets:
Cash and cash equivalents	$731	$427	$304	$259	$472
Short-term investments	1,327	-	1,327	483	844
Accounts receivable, net of allowance for uncollectibles of $244, $289 and $274	2,562	2,555	7	2,472	90
Material and supplies	383	385	(2)	408	(25)
Other current assets	928	842	86	932	(4)
Total Current Assets	5,931	4,209	1,722	4,554	1,377

Investment in and advances to Cingular Wireless	22,357	21,274	1,083	22,108	249
Property, plant and equipment, net	21,820	21,723	97	21,920	(100)
Other assets	8,725	7,814	911	8,250	475
Intangible assets, net	1,540	1,533	7	1,606	(66)
Total Assets	$60,373	$56,553	$3,820	$58,438	$1,935

Liabilities and Shareholders’ Equity
Current Liabilities:
Debt maturing within one year	$3,926	$4,109	($183)	$4,325	($399)
Accounts payable	909	1,040	(131)	911	(2)
Other current liabilities	4,047	3,505	542	4,131	(84)
Total Current Liabilities	8,882	8,654	228	9,367	(485)

Long-Term Debt	14,278	13,079	1,199	13,047	1,231

Noncurrent Liabilities:
Deferred income taxes	6,818	6,607	211	6,713	105
Other noncurrent liabilities	4,959	4,679	280	4,740	219
Total Noncurrent Liabilities	11,777	11,286	491	11,453	324

Shareholders’ Equity:
Common stock, $1 par value	2,020	2,020	-	2,020	-
Paid-in capital	8,130	7,960	170	7,919	211
Retained earnings	21,525	20,383	1,142	20,965	560
Accumulated other comprehensive income	35	(14)	49	19	16
Shares held in trust and treasury	(6,274)	(6,815)	541	(6,352)	78
Total Shareholders’ Equity	25,436	23,534	1,902	24,571	865
Total Liabilities and Shareholders’ Equity	$60,373	$56,553	$3,820	$58,438	$1,935

BellSouth Corporation
Consolidated Statements of Cash Flows (unaudited)
(amounts in millions, except per share data)

				Year-To-Date
	3Q06	3Q05	2Q06	2006	2005

Cash Flows from Operating Activities:
Income from Continuing Operations	$1,059	$817	$887	$2,730	$2,295
Adjustments to income from continuing operations:
Depreciation and amortization	894	922	898	2,685	2,756
Provision for uncollectibles	83	93	60	230	258
Net losses (earnings) of equity affiliates	(342)	(97)	(213)	(694)	(85)
Deferred income taxes	107	(66)	(1)	165	51
Asset impairments	-	166	-	-	166
Pension income	(130)	(133)	(131)	(391)	(399)
Stock-settled compensation expense	14	22	15	46	70
Loss on extinguishment of debt	-	-	-	-	42
(Gain) loss on sale/disposal of operations	-	(351)	-	-	(351)
Net change in:
Accounts receivable and other current assets	(120)	(11)	(76)	(275)	(174)
Accounts payable and other current liabilities	37	618	332	447	1,009
Deferred charges and other assets	(52)	(39)	26	(49)	(79)
Other liabilities and deferred credits	137	133	117	332	337
Other reconciling items, net	19	40	16	42	38
Net cash provided by operating activities	1,706	2,114	1,930	5,268	5,934

Cash Flows from Investing Activities:
Capital expenditures	(730)	(886)	(950)	(2,761)	(2,465)
Purchase of short-term investments	(4,122)	(76)	(797)	(5,227)	(88)
Proceeds from sale of short-term investments	3,279	76	368	3,901	104
Investments in debt and equity securities	(476)	(53)	(143)	(819)	(156)
Proceeds from sale of securities and operations	154	656	132	289	1,600
Net (advances to) repayments from Cingular	61	949	(11)	(416)	1,736
Other investing activities, net	(10)	(25)	(7)	(32)	(37)
Net cash provided by (used for) investing activities	(1,844)	641	(1,408)	(5,065)	694

Cash Flows from Financing Activities:
Net borrowings (repayments) of short-term debt	(399)	(480)	(80)	234	(2,110)
Proceeds from issuance of long-term debt	1,200	-	-	1,200	-
Repayments of long-term debt	(4)	(233)	(12)	(433)	(1,500)
Dividends paid	(526)	(532)	(525)	(1,572)	(1,520)
Purchase of treasury shares	-	(54)	(2)	(52)	(137)
Proceeds from issuing common stock	274	22	120	654	60
Other financing activities, net	65	67	(11)	70	44
Net cash provided by (used for) financing activities	610	(1,210)	(510)	101	(5,163)

Net Increase/(Decrease) in Cash from Continuing Operations	472	1,545	12	304	1,465
Net Increase/(Decrease) in Cash from Discontinued Operations	-	-	-	-	(115)
Net Increase/(Decrease) in Cash and Cash Equivalents	472	1,545	12	304	1,350
Cash and Cash Equivalents at Beginning of Period	259	485	247	427	680
Cash and Cash Equivalents at End of Period	$731	$2,030	$259	$731	$2,030

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Communications Group(1)

						Year-To-Date
	3Q06	3Q05	Growth	2Q06	Growth	2006	2005	Growth

Operating Revenues
Voice	$3,058	$3,136	-2.5%	$3,102	-1.4%	$9,289	$9,445	-1.7%
Data	1,315	1,166	12.8%	1,282	2.6%	3,861	3,491	10.6%
Other	323	286	12.9%	289	11.8%	898	895	0.3%
Total Operating Revenues	4,696	4,588	2.4%	4,673	0.5%	14,048	13,831	1.6%
Operating Expenses
Cost of services and products	1,833	1,860	-1.5%	1,848	-0.8%	5,627	5,563	1.2%
Selling, general, & administrative expenses	772	793	-2.6%	771	0.1%	2,285	2,306	-0.9%
Depreciation and amortization	886	914	-3.1%	890	-0.4%	2,662	2,734	-2.6%
Total Operating Expenses	3,491	3,567	-2.1%	3,509	-0.5%	10,574	10,603	-0.3%
Segment Operating Income	1,205	1,021	18.0%	1,164	3.5%	3,474	3,228	7.6%
Interest Expense	111	94	18.1%	111	0.0%	329	292	12.7%
Other Income (Expense), net	23	14	64.3%	12	91.7%	42	45	-6.7%
Income Before Income Taxes	1,117	941	18.7%	1,065	4.9%	3,187	2,981	6.9%
Provision for Income Taxes	397	330	20.3%	367	8.2%	1,115	1,046	6.6%
Segment Net Income (1)	$720	$611	17.8%	$698	3.2%	$2,072	$1,935	7.1%
* - Not meaningful.

Selected Financial and Operating Data

(amounts in millions)
Segment operating income	$1,205	$1,021	18.0%	$1,164	3.5%	$3,474	$3,228	7.6%
Segment operating margin	25.7%	22.3%	340 bps	24.9%	80 bps	24.7%	23.3%	140 bps

DSL revenues	$405	$305	32.8%	$400	1.3%	$1,187	$885	34.1%
Long distance revenues	$662	$608	8.9%	$645	2.6%	$1,946	$1,766	10.2%

Switched Access MOUs	14,810	15,511	-4.5%	14,954	-1.0%	45,088	47,279	-4.6%
BSLD MOUs	6,703	6,660	0.6%	6,548	2.4%	19,877	18,972	4.8%
Total Access minutes of use	21,513	22,171	-3.0%	21,502	0.1%	64,965	66,251	-1.9%

Capital expenditures excluding Hurricane Katrina	$725	$856	-15.3%	$817	-11.3%	$2,478	$2,424	2.2%
Total capital expenditures	$725	$878	-17.4%	$946	-23.4%	$2,743	$2,446	12.1%
(amounts in thousands)
Wholesale lines	1,732	2,454	-29.4%	1,906	-9.1%
DSL customers	3,449	2,678	28.8%	3,273	5.4%
LD customers	7,596	6,993	8.6%	7,478	1.6%

Consumer ARPU (3)	$63.26	$58.53	8.1%	$62.81	0.7%

BellSouth Corporation
Results by Segment (unaudited)
Supplemental Operating Data (in thousands)

Communications Group – Network Access Lines in Service Reported (a)

	3Q06	3Q05	Growth	2Q06	Growth
Access lines
Residence
Retail
Primary	10,932	11,465	-4.6%	11,022	-0.8%
Additional	1,044	1,206	-13.4%	1,089	-4.1%
Total Residence Retail	11,976	12,671	-5.5%	12,111	-1.1%
Residence Wholesale Voice Lines	1,121	1,674	-33.0%	1,251	-10.4%
Total Residence	13,097	14,345	-8.7%	13,362	-2.0%

Business
Business Retail	5,305	5,294	0.2%	5,301	0.1%
Business Wholesale Voice Lines	553	712	-22.3%	590	-6.3%
Total Business	5,858	6,006	-2.5%	5,891	-0.6%

Other Retail/Wholesale Lines
Retail	25	27	-7.4%	21	19.0%
Wholesale	58	68	-14.7%	65	-10.8%
Total Other Retail/Wholesale Lines	83	95	-12.6%	86	-3.5%

Total Access Lines in Service	19,038	20,446	-6.9%	19,339	-1.6%

ISDN line equivalents
Residence	5	7	-28.6%	6	-16.7%
Business	1,425	1,440	-1.0%	1,420	0.4%
Total ISDN Adjusted ALIS	20,468	21,893	-6.5%	20,765	-1.4%
Access Line Equivalents (b)
Selected digital data services:
Unbundled Loops	376	279	34.8%	373	0.8%
DS0 and ADSL	20,940	16,333	28.2%	19,886	5.3%
DS1	8,478	8,163	3.9%	8,344	1.6%
DS3 & higher	35,287	33,639	4.9%	35,267	0.1%
Total digital data lines in service	65,081	58,414	11.4%	63,870	1.9%

Total equivalent access lines in service	85,549	80,307	6.5%	84,635	1.1%

* - Not meaningful.

(a)	Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.
(b)

Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, revenue growth rates cannot be compared to line growth rates on an equivalent basis.

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Wireless Segment (1) (a)

						Year-To-Date
	3Q06	3Q05	Growth	2Q06	Growth	2006	2005	Growth

Operating Revenues
Service revenues (2)	$3,464	$3,089	12.1%	$3,318	4.4%	$9,984	$9,144	9.2%
Equipment and other revenues	357	410	-12.9%	369	-3.3%	1,116	1,090	2.4%
Total Operating Revenues	3,821	3,499	9.2%	3,687	3.6%	11,100	10,234	8.5%
Operating Expenses
Cost of services and products	1,464	1,395	4.9%	1,511	-3.1%	4,427	4,171	6.1%
Selling, general, & administrative expenses	1,125	1,128	-0.3%	1,097	2.6%	3,341	3,438	-2.8%
Depreciation and amortization	484	421	15.0%	473	2.3%	1,418	1,324	7.1%
Total Operating Expenses	3,073	2,944	4.4%	3,081	-0.3%	9,186	8,933	2.8%
Segment Operating Income	748	555	34.8%	606	23.4%	1,914	1,301	47.1%
Interest Expense	122	122	0.0%	119	2.5%	360	387	-7.0%
Other Income (Expense), net	(16)	(9)	*	(15)	*	(43)	(9)	*
Income Before Income Taxes	610	424	43.9%	472	29.2%	1,511	905	67.0%
Provision for Income Taxes	250	182	37.4%	196	27.6%	632	428	47.7%
Segment Net Income (1)	$360	$242	48.8%	$276	30.4%	$879	$477	84.3%

Selected Financial and Operating Data

(amounts in millions, except customer data in thousands)
Segment operating income	$748	$555	34.8%	$606	23.4%	$1,914	$1,301	47.1%
Segment operating margin	19.6%	15.9%	370 bps	16.4%	320 bps	17.2%	12.7%	450 bps
Cellular/PCS Operating Metrics (100% Cingular)**:
Total Customers (7)	58,666	52,292	12.2%	57,308	2.4%	58,666	52,292	12.2%
Net Customer Additions (7)	1,358	867	56.6%	1,498	-9.3%	4,535	3,186	42.3%
M&A Activity, Partitioned Customers and/or Adjs (7)	-	(17)	*	-	*	(13)	(26)	50.0%
Churn (8)	1.8%	2.3%	-50 bps	1.7%	10 bps	1.8%	2.2%	-40 bps
Wireless Service ARPU (3)	$49.76	$49.65	0.2%	$48.84	1.9%	$49.04	$49.92	-1.8%
Minutes of Use Per Subscriber (4)	755	698	8.2%	741	1.9%	732	673	8.8%
Licensed POPs (5)	296	294	0.7%	296	0.0%	296	294	0.7%
Penetration (6)	20.8%	18.3%	250 bps	20.0%	80 bps	20.8%	18.3%	250 bps
* - Not meaningful.

** - These metrics and calculations are not impacted by the normalization of wireless merger integration costs and wireless merger intangible amortization.

(a) The wireless segment is comprised of BellSouth’s 40% share of the reported results of Cingular Wireless.

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Advertising & Publishing (1)

						Year-To-Date
	3Q06	3Q05	Growth	2Q06	Growth	2006	2005	Growth

Operating Revenues
Advertising and publishing revenues	$502	$477	5.2%	$494	1.6%	$1,483	$1,433	3.5%
Commission revenues	35	32	9.4%	53	-34.0%	107	98	9.2%
Total Operating Revenues	537	509	5.5%	547	-1.8%	1,590	1,531	3.9%
Operating Expenses
Cost of services	96	94	2.1%	97	-1.0%	286	283	1.1%
Selling, general, & administrative expenses	188	175	7.4%	191	-1.6%	558	518	7.7%
Depreciation and amortization	8	7	14.3%	7	14.3%	23	21	9.5%
Total Operating Expenses	292	276	5.8%	295	-1.0%	867	822	5.5%
Segment Operating Income	245	233	5.2%	252	-2.8%	723	709	2.0%
Interest Expense	4	3	33.3%	4	0.0%	13	8	62.5%
Other Income (Expense), net	-	-	*	(3)	*	(5)	-	*
Income Before Income Taxes	241	230	4.8%	245	-1.6%	705	701	0.6%
Provision for Income Taxes	87	84	3.6%	89	-2.2%	255	260	-1.9%
Segment Net Income (1)	$154	$146	5.5%	$156	-1.3%	$450	$441	2.0%

Segment operating income	$245	$233	5.2%	$252	-2.8%	$723	$709	2.0%
Segment operating margin	45.6%	45.8%	-20 bps	46.1%	-50 bps	45.5%	46.3%	-80 bps
* - Not meaningful.

BellSouth Corporation
Notes

(1)

Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Certain intersegment revenues are not eliminated for purposes of management reporting.

(2)	Wireless service revenues include activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Wireless segment.

(3)	Management uses average revenue per unit (ARPU) as an indicator of operating performance of the business.
Consumer ARPU is defined as consumer revenues during the period divided by average primary access lines during the period.

Wireless Service ARPU is defined as Cellular/PCS service revenues during the period divided by average Cellular/PCS subscribers during the period. This metric is used to compare the recurring revenue amounts being generated on our network to prior periods and internal targets. We believe that each of these metrics provides useful information concerning the performance of our initiatives to attract and retain high value customers and the use of our network.

(4)

Effective with the 1Q05 reporting period, the Total Minutes of Use per Cellular/PCS Subscriber (MOUs) definition has been revised to exclude Short Message Service (SMS) activity and include Local MOUs and Outcollect MOUs in the numerator.

(5)

Licensed POPs refers to the number of people residing in areas where Cingular and its partners have licenses to provide cellular or PCS service, including areas where Cingular has not yet commenced service

(6)	Penetration calculation for 3Q06 is based on licensed “operational” POPs of 282 million.

(7)	Cellular/PCS customers include customers served through reseller agreements.

(8)

Cellular/PCS churn is calculated by dividing the aggregate number of Cellular/PCS customers who cancel service during each month in a period by the total number of Cellular/PCS customers at the beginning of each month in that period.

BellSouth Corporation
Non-GAAP Measures – Reconciliation (amounts in millions) (unaudited)
Segment Net Income Reconciliation to GAAP Net Income				Year-to-Date
	3Q06	3Q05	2Q06	2006	2005
Communications Group segment Net Income	$720	$611	$698	$2,072	$1,935
Wireless segment Net Income	360	242	276	879	477
Advertising and Publishing Group segment Net Income	154	146	156	450	441
Corporate, eliminations and other	(54)	(61)	(48)	(156)	(157)
Normalized Net Income	1,180	938	1,082	3,245	2,696
Add back Excluded non-recurring or non-operational items (a)	(121)	(121)	(195)	(515)	(20)
Consolidated GAAP Net Income	$1,059	$817	$887	$2,730	$2,676

Free Cash Flow				Year-to-Date
	3Q06	3Q05	2Q06	2006	2005
Net cash provided by Operating Activities	$1,706	$2,114	$1,930	$5,268	$5,934
Less Capital Expenditures	(730)	(886)	(950)	(2,761)	(2,465)
Operating Free Cash Flow	$976	$1,228	$980	$2,507	$3,469

Net Debt	Sept. 30,	Dec. 31,	June 30,
	2006	2005	2006
Total Debt	$18,204	$17,188	$17,372
Less Cash	(731)	(427)	(259)
Net Debt	$17,473	$16,761	$17,113

Consolidated Normalized Operating Income before Depreciation and Amortization				Year-to-Date
	3Q06	3Q05	2Q06	2006	2005
Operating Revenues	$8,954	$8,494	$8,815	$26,453	$25,328
Operating Income	2,210	1,817	2,036	6,146	5,265
Add back Depreciation and Amortization	1,377	1,343	1,372	4,103	4,080
Operating Income before Depreciation and Amortization	$3,587	$3,160	$3,408	$10,249	$9,345
Margin	40.1%	37.2%	38.7%	38.7%	36.9%

Communications Group Operating Income before Depreciation and Amortization				Year-to-Date
	3Q06	3Q05	2Q06	2006	2005
Operating Revenues	$4,696	$4,588	$4,673	$14,048	$13,831
Operating Income	1,205	1,021	1,164	3,474	3,228
Add back Depreciation and Amortization	886	914	890	2,662	2,734
Operating Income before Depreciation and Amortization	$2,091	$1,935	$2,054	$6,136	$5,962
Margin	44.5%	42.2%	44.0%	43.7%	43.1%

Wireless Operating Income before Depreciation and Amortization				Year-to-Date
	3Q06	3Q05	2Q06	2006	2005
Service Revenues	$3,464	$3,089	$3,318	$9,984	$9,144
Equipment and Other Revenues	357	410	369	1,116	1,090
Operating Revenues	3,821	3,499	3,687	11,100	10,234
Operating Income	748	555	606	1,914	1,301
Operating Margin (Operating Income divided by Operating Revenues) (b)	19.6%	15.9%	16.4%	17.2%	12.7%
Add back Depreciation and Amortization	484	421	473	1,418	1,324
Operating Income before Depreciation and Amortization	$1,232	$976	$1,079	$3,332	$2,625
Margin (Operating Income before Depr & Amort divided by Service Revenues) (b)	35.6%	31.6%	32.6%	33.4%	28.7%

Advertising & Publishing Operating Income before Depreciation and Amortization				Year-to-Date
	3Q06	3Q05	2Q06	2006	2005
Operating Revenues	$537	$509	$547	$1,590	$1,531
Operating Income	245	233	252	723	709
Add back Depreciation and Amortization	8	7	7	23	21
Operating Income before Depreciation and Amortization	$253	$240	$259	$746	$730
Margin	47.1%	47.2%	47.3%	46.9%	47.7%

(a) See pages 3 and 4 for detail of excluded items.
(b) Margin calculations for our wireless segment represent 40% of Cingular’s margin calculations adjusted for the related normalized items as presented on pages 3-4.

BellSouth Corporation
Hurricane Katrina Revenue Impacts
(amounts in millions, except per share data)

Communications Group:

	3Q06	3Q05	Growth

As reported (with Katrina customer bill credits):
Operating revenues	$4,696	$4,588	2.4%

Pro forma (without Katrina customer bill credits):
Operating revenues	$4,696	$4,632	1.4%

Impact of Hurricane Katrina bill credits on:
Operating revenues	$-	$(44)	100 bps

Advertising & Publishing:

	3Q06	3Q05	Growth

As reported (with Katrina customer bill credits):
Operating revenues	$537	$509	5.5%

Pro forma (without Katrina customer bill credits):
Operating revenues	$537	$516	4.1%

Impact of Hurricane Katrina bill credits on:
Operating revenues	$-	$(7)	140 bps

BellSouth Corporation
Cingular Amortization Reconciliation
(amounts in millions, except per share data)
Consolidated

	4Q04	2004	1Q05	2Q05	3Q05

Normalized D&A – as originally disclosed	$1,472	$4,868	$1,588	$1,524	$1,501
Wireless merger intangible amortization	($159)	($159)	($196)	($179)	($158)
Normalized D&A	$1,313	$4,709	$1,392	$1,345	$1,343

Normalized Operating Income – as originally disclosed	$1,270	$6,272	$1,439	$1,634	$1,659
Wireless merger intangible amortization	$159	$159	$196	$179	$158
Normalized Operating Income	$1,429	$6,431	$1,635	$1,813	$1,817

Normalized Operating Margin – as originally disclosed	16.0%	22.4%	17.3%	19.2%	19.5%
Wireless merger intangible amortization	2.0%	0.6%	2.4%	2.1%	1.9%
Normalized Operating Margin	18.0%	23.0%	19.7%	21.3%	21.4%

Normalized Earnings Per Share – as originally disclosed	$0.35	$1.83	$0.39	$0.46	$0.46
Wireless merger intangible amortization	$0.04	$0.04	$0.06	$0.05	$0.05
Normalized Earnings Per Share	$0.39	$1.87	$0.45	$0.51	$0.51

Wireless Segment

	4Q04	2004	1Q05	2Q05	3Q05

Normalized D&A – as originally disclosed	$556	$1,232	$670	$608	$579
Wireless merger intangible amortization	($159)	($159)	($196)	($179)	($158)
Normalized D&A	$397	$1,073	$474	$429	$421

Normalized Operating Income – as originally disclosed	$27	$736	$88	$283	$397
Wireless merger intangible amortization	$159	$159	$196	$179	$158
Normalized Operating Income	$186	$895	$284	$462	$555

Normalized Operating Margin – as originally disclosed	0.9%	9.4%	2.7%	8.2%	11.3%
Wireless merger intangible amortization	5.6%	2.0%	5.9%	5.2%	4.6%
Normalized Operating Margin	6.5%	11.4%	8.6%	13.4%	15.9%

Wireless merger intangible amortization – Represents BellSouth’s 40 percent share of the non-cash amortization of intangibles, primarily customer lists, that were created in Cingular’s acquisition of AT&T Wireless.